UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 23, 2008

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA 19355	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On December 23, 2008, the Board of Directors of Vishay Intertechnology, Inc. elected Ronald M. Ruzic to fill the vacancy on the Board of Directors created by the anticipated resignation of Mark I. Solomon, effective January 1, 2009.

Mr. Ruzic will serve as a Class II director whose term will expire at the 2011 annual meeting of stockholders. The Board of Directors has not yet determined the committees of the Board to which Mr. Ruzic will be named.

Except as disclosed herein, Mr. Ruzic was not selected pursuant to any arrangement or understanding between Mr. Ruzic and any other person. Earlier in 2008, Vishay nominated Mr. Ruzic to the Board of Directors of International Rectifier Corporation as part of Vishay’s attempt to acquire all of the outstanding shares of International Rectifier. There are no family relationships between Mr. Ruzic and the directors or executive officers of Vishay.

The Board of Directors has concluded that Mr. Ruzic will qualify as an independent director pursuant to the New York Stock Exchange corporate governance standards.

The press release announcing Mr. Ruzic’s election is attached as Exhibit 99 to this report.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99	Press release dated December 23, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lior E. Yahalomi

Name:	Dr. Lior E. Yahalomi
Title:	Executive Vice President and
Chief Financial Officer